Encore Clean Energy, Inc.
(Formerly Forge, Inc.)
Consolidated Balance Sheets (unaudited)
(expressed in United States Dollars)

June 30, 2004 and December 31, 2003

	June 30,	December 31,
	2004	2003
	(restated)	(restated)
Assets

Current assets:
Cash	$-	$335
Accounts receivable	136,878	110,613
Prepaid expenses	15,589	8,336
	152,467	119,284
Property and equipment, less accumulated depreciation	69,989	82,986

Technology and other intangible assets	2,322,167	2,133,340

	$2,544,623	$2,335,610

Liabilities and Stockholders’ Deficit

Current liabilities:
Bank indebtedness	$493	$82,447
Accounts payable and accrued liabilities	1,681,380	1,664,907
Notes payable – current portion	470,000	350,000
Loan payable – current portion	332,439	-
Lease obligation - current portion	1,116	4,967
	2,485,428	2,102,321

Due to related parties	969,299	901,647
Total liabilities	3,454,727	3,003,968

Stockholders’ deficit:
Common stock	12,807	12,618
Additional paid-in capital	6,103,768	5,802,498
Deficit	(6,722,084)	(6,152,058)
Accumulated other comprehensive income (loss):
Foreign currency translation adjustment	(304,595)	(331,416)
Total stockholders’ deficit	(910,104)	(668,358)

	$2,544,623	$2,335,610

See accompanying notes to unaudited financial statements

Encore Clean Energy, Inc.
(Formerly Forge, Inc.)
Consolidated Statements of Operations and Deficit (unaudited)
(expressed in United States dollars)

Six months ended June 30, 2004 and June 30, 2003

	Three Months Ended		Six Months Ended
	June 30,	June 30,	June 30,	June 30,
	2004	2003	2004	2003
	(restated)		(restated)

Revenue	$817,854	$582,022	$1,445,236	$1,560,622

Cost of revenue	(680,334)	(395,357)	(1,021,596)	(1,116,495)
Gross profit	137,520	186,665	423,640	444,127

Operating expenses:
Depreciation	8,272	5,876	15,414	11,424
Salaries and fringe benefits	167,199	160,423	349,987	322,482
Legal and accounting	28,808	6,334	89,614	20,082
Consulting fees and
computer services	108,744	101,430	274,859	115,182
Phones and utilities	6,149	5,115	11,855	9,468
Rent	24,720	25,195	65,899	48,769
Advertising and promotion	3,374	11,114	6,734	12,316
Other selling, general
and administrative	16,262	17,066	32,315	37,965
	363,528	332,553	846,676	577,688

Loss from operations	(226,008)	(145,888)	(423,036)	(133,561)

Other income (expenses):
Interest expense	(35,431)	(28,213)	(146,990)	(39,734)

Net loss	(261,439)	(174,101)	(570,026)	(173,295)

Deficit, beginning of period	(6,460,645)	(5,238,089)	(6,152,058)	(5,238,895)

Deficit, end of period	$(6,722,084)	$(5,412,190)	$(6,722,084)	$(5,412,190)

Net loss per common share,
basic and diluted	(0.02)	(0.33)	(0.04)	(0.33)

Weighted average common
shares outstanding, basic
and diluted	12,749,397	519,751	12,749,397	519,751

See accompanying notes to the unaudited financial statements

Encore Clean Energy, Inc.
(Formerly Forge, Inc.)
Consolidated Statements of Cash Flows (unaudited)
(expressed in United States dollars)

June 30, 2004 and June 30, 2003

	Six Months Ended
	June 30,	June 30,
	2004	2003
	(restated)
Cash provided by (used in):

Operations:
Net loss	$(570,026)	$(173,295)
Items not involving cash:
Depreciation	15,414	11,424
Stock based compensation	112,632	-
Changes in operating assets and liabilities:
Change in accounts receivable	(26,265)	87,958
Change in prepaid expenses	7,253	(31,532)
Change in accounts payable and accrued liabilities	16,473	446,514
Change in unearned revenue	-	(503,578)
Change in accrued salaries	-	(7,240)
Net cash used in operating activities	(444,519)	(169,749)

Cash flows used in investing activities:
Purchase of property and equipment	(2,417)	(8,988)
Disposal of assets	659	-
Net cash used in investing activities	(1,758)	(8,988)

Cash flows from financing activities:
Proceeds from loans payable	332,439	(123,221)
Repayment of lease obligation	(3,851)	(1,784)
Repayment of bank indebtedness	(81,954)	-
Proceeds from notes payable	120,000	5,546
Proceeds from (repayment of) advances from related parties	67,652	312,305
Net cash provided by financing activities	434,286	192,846

Effect of exchange rate on cash	11,656	(41,587)
Decrease in cash	(335)	(27,479)

Cash, beginning of period	335	50,537

Cash, end of period	$-	$23,058

Supplementary information:
Interest paid	130,587	10,933

See accompanying notes to the unaudited financial statements.

ENCORE CLEAN ENERGY, INC. AND SUBSIDIARIES
NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS
June 30, 2004

1.               The Company and Description of Business:

Encore Clean Energy, Inc. (“the Company”) was originally incorporated on May 12, 1995 under the laws of Florida. On May 13, 2002, we changed our state of jurisdiction to Delaware. On December 1, 2003 we merged with our wholly-owned subsidiary, Cryotherm, under the laws of Delaware and changed our name to Encore Clean Energy, Inc.

Encore Clean Energy, Inc. is currently engaged in the following business:

(a)	The business of creating and commercializing products that generate electricity without burning fossil fuels; and

(b)	The provision of “permission-based” e-mail marketing and integrated advertising strategies services through our wholly owned subsidiaries Ignite Communications Inc. and Forge Marketing Inc.

2.               Liquidity and Future Operations:

The Company incurred a net loss in the second quarter ending June 30, 2004 and has sustained negative cash flows from operations since its inception. At June 30, 2004, the Company has negative working capital of $2,332,961. The Company's ability to meet its obligations in the ordinary course of business is dependent upon its ability to increase profitable operations or to obtain additional funding through public or private equity financing, collaborative or other arrangements with corporate sources, or other sources. Management is seeking to increase revenues through continued marketing of its services; however additional funding will be required.

Management is working to obtain sufficient working capital from external sources in order to continue operations. There is however no assurance that the aforementioned events, including the receipt of additional funding, will occur and be successful.

3.               Basis of Presentation:

The unaudited consolidated financial statements of the Company at June 30, 2004 and for the six month period then ended include the accounts of the Company and its wholly-owned subsidiaries and reflect all adjustments (consisting only of normal recurring adjustments) which are, in the opinion of management, necessary for a fair presentation of the financial position and operating results for the interim periods. Certain information and footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted in these interim statements under the rules and regulations of the Securities and Exchange Commission ("SEC"). Accounting policies used in fiscal 2004 are consistent with those used in fiscal 2003. The results of operations for the six months ended June 30, 2004 are not necessarily indicative of the results for the entire fiscal year ending December 31, 2004. These interim financial statements should be read in conjunction with the financial statements for the fiscal year ended December 31, 2003 and the notes thereto.

4.               Foreign Currency:

The functional currency of the operations of the Company's wholly-owned Canadian operating subsidiaries is the Canadian dollar. Assets and liabilities measured in Canadian dollars are translated into United States dollars using exchange rates in effect at the balance sheets date with revenue and expense transactions translated using average exchange rates prevailing during the period. Exchange gains and losses arising on this translation are excluded from the determination of income and reported as foreign currency translation adjustment (which is included in the comprehensive income (loss)) in stockholders' equity.

ENCORE CLEAN ENERGY, INC. AND SUBSIDIARIES
NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS
June 30, 2004

5.               Net Income (Loss) Per Share:

The Company computes net income (loss) per share in accordance with SFAS No. 128, Earnings per Share, and SEC Staff Accounting Bulletin ("SAB") No. 98. Under the provisions of SFAS No. 128 and SAB No. 98, basic income (loss) per share is computed using the weighted average number of common stock outstanding during the periods, and gives retroactive effect to the shares issued on the recapitalization described in note 1. Diluted income (loss) per share is computed using the weighted average number of common and potentially dilutive common stock outstanding during the period. Basic and diluted net income (loss) per share are the same as any exercise of options or warrants would be anti-dilutive.

6.               Loan Payable:

In April 2004 the Company secured debt financing in the aggregate amount of $374,870 from HSBC Bank Canada, in the form of a $37,490 line of credit (Canadian dollar denominated line of credit of Cdn $50,000) and a $337,380 working capital loan (Canadian dollar denominated loan of Cdn $450,000). The loan financing is denominated in Canadian dollars, secured by a general security agreement, and interest is charged at HSBC's prime rate of interest plus 1.50% .

7.               Comprehensive Income (Loss):

Effective January 1, 1999, the Company adopted the provisions of SFAS No. 130, "Reporting Comprehensive Income" SFAS No. 130 which establishes standards for reporting comprehensive income (loss) and its components in financial statements. Other comprehensive income, as defined, includes all changes in equity (net assets) during a period from non-owner sources. Comprehensive loss for each of the periods presented is as follows:

	Three Months Ended June 30, 2004	Three Months Ended June 30, 2003	Six Months Ended June 30, 2004	Six Months Ended June 30, 2003
Net loss	$261,439	$174,101	$570,026	$173,295
Other comprehensive (income) / loss: Foreign currency translation adjustment	25,989	164,721	(26,821)	263,911
Comprehensive loss	$287,428	$338,822	$543,205	$437,206

8.               Correction of Financial Statements:

During 2004, a contract originally effective in 2003 was recorded as a correction to the 2003 financial statements which resulted in the restatement of an increase in notes payable and a correlated increase in consulting expenses in the amount of $140,000 for the year ended December 31, 2003. Total stockholders’ deficit and net loss were restated from $(528,358) and $(773,163) to $(668,358) and $(913,163) respectively for the year ended December 21, 2003. Net loss per common share, basic and diluted was restated from $(0.22) to $(0.26) . As a result of this correction, the June 30, 2004 financial statements have been restated with an increase in notes payable and a correlated increase in consulting expenses in the amount of $120,000. Total stockholders’ deficit and net loss were restated from $(650,104) and $(450,026) to $(910,104) and $(570,026) respectively for the quarter ended June 30, 2004.